Exhibit 99.1

1808 Swift Drive Oak Brook, Illinois 60523-1501 Phone: 630.586.8000 Fax: 630.586.8010 www.CenterPoint-Prop.com

AT THE COMPANY:	John S. Gates, Jr.	Paige H. Gilchrist
	Co-Chairman & CEO	Vice President, External Affairs
630.586.8101
For Immediate Release
January 22, 2004

CENTERPOINT COMPLETES $48 MILLION TIF SALE

2003 FFO Guidance Increased, 2004 FFO Guidance Unchanged

Oak Brook, Illinois, January 22, 2004 – CenterPoint Properties Trust (NYSE: CNT) today announced the sale of $48 million of Tax Increment Financing Notes (“TIF Notes”).  These 10% tax exempt TIF Notes represent a portion of those issued by Elwood, Illinois, to reimburse the Company for infrastructure and other costs it incurred in connection with the redevelopment of the former Joliet Arsenal into CenterPoint Intermodal Center (“CIC”).  To date, approximately $88 million of CIC TIF Notes have been issued to CenterPoint.  The Company retains approximately $64 million of these TIF Notes, which includes TIF Notes issued for previously accrued interest, after the sale announced today.

•      Structure:  Today’s sale was non-recourse to an independent trust.  The trust in turn sold $48 million in senior participations to institutional investors and issued approximately $4.2 million of junior participations to the Company.  The junior participations and the remainder of the CIC TIF Notes retained by the Company are payable after the senior participations are paid.  The CIC TIF Notes are repaid solely from real estate and sales taxes created by the development from 2000 to 2023. The initial interest rate on the participations is 8% and will be reset to the then market tax-exempt rate annually after five years.  As a result, the Company believes the cost of these 20-year participations will be 6.25-6.75%.  Lehman Brothers was sole manager of the transaction.

•      Proceeds:  After expenses, the Company received net proceeds of about $46 million.  This will be used to retire debt and to establish reserves for the participations sold.  The junior participations and the CIC TIF Notes retained by the Company are expected to be sold in subsequent transactions as development progresses and real estate taxes mature at the park.

“This transaction sources extremely low cost capital for CenterPoint and positions us to complete similar sales in the future,” stated John Gates, Co-Chairman and CEO of CenterPoint. “Such sales generate cash – in this case $46 million – without shareholder dilution or the sale of income producing assets.”

CenterPoint Acquires Village Share of CIC TIF Notes

Originally, Elwood retained a senior position in the CIC TIF notes (the “Village Share”).  However in December 2003, in order to facilitate the sale announced today, the Company acquired the Village Share.  As a result, 100% of the expected tax increment is now pledged to the CIC TIF Notes.  The Company also negotiated with Elwood to increase the amount of the Company’s reimbursable costs from $125 million to $135 million.  The Company expects further CIC TIF Notes to be issued as it submits reimbursable costs to Elwood.  The Company retains the right to submit up to $47 million in additional costs, subject to available tax payments from the park.  The Company and Elwood continue the previous sharing arrangement if taxes exceed those necessary to pay the CIC TIF Note obligations.

Change in Accounting Principles for CIC TIF Notes Receivable

The completion of the sale and progress at CIC prompted a review and change in accounting for the CIC TIF Notes receivable.  The Company’s auditors, PricewaterhouseCoopers (“PwC”), initiated the review and have endorsed this change. The Company and its auditors believe the change more closely aligns the accounting with the substance of the CIC TIF Notes and better reflects the substance of the announced sale.  This change in principle is not related to a change in GAAP, but is an expression of a preference among alternative treatments of the CIC TIF Notes under GAAP.

- More -

Gates noted, “The change in accounting principle announced today will better reflect the CIC TIF income and will recognize at least some of the value of the TIF assets held by CenterPoint.  It leaves the financial substance of the TIF Note sale unchanged: the generation of cash capital with no repayment obligation on the part of the Company.”  The revised accounting attributable to the change in principle is shown in the attached schedule.

2003 Guidance

GAAP requires a change in accounting principle to be adopted retroactively to the beginning of the company’s fiscal year in the year of the change.   GAAP also requires that the impact of the change on prior years be presented in the year of the change as a “cumulative effect of a change in accounting principle”.  As a result, when the Company reports its full year results for 2003, it will make the following adjustments:

•      2003 results will reflect $3.5 million in additional net income; and

•      First quarter 2003 will be adjusted to include $6.6 million in additional net income relating to 2002.

The Company is adjusting its full year 2003 funds from operations (“FFO”) per share guidance to reflect the increases net income attributable only to 2003. The $6.6 million increase in net income attributable to 2002 will not be added to FFO.  Therefore, the Company is revising its 2003 FFO per share guidance from $4.00 to $4.02 and now expects to report $4.13 to $4.15.  Fourth quarter 2003 FFO per share guidance remains $0.94 to $0.96.  The Company expects to report 2003 earnings per share (“EPS”) in the range of $3.13 to $3.16 and fourth quarter 2003 EPS of $0.70 to $0.72.

2004 Guidance

The Company remains comfortable with previously announced FFO per share guidance for full year 2004 of $4.55 to $4.75 and for first quarter 2004 of $1.08 to $1.12 per share.  The Company expects to report 2004 EPS in the range of $3.25 to $3.65 and first quarter 2004 EPS of $0.75 to $0.83.

CenterPoint defines FFO as: net income available to common shareholders plus real estate depreciation and non-financing amortization, inclusive of fee income and gain or losses on industrial property sales (net of accumulated depreciation) of the Company and its unconsolidated affiliates.  See attached Reconciliation of Net Income to Funds from Operations schedule.

About CenterPoint Properties

CenterPoint is a publicly traded real estate investment trust (REIT) and the largest industrial property company in the 1.3 billion-square-foot Chicago regional market. It currently owns and operates approximately 32 million square feet and owns or controls an additional 3,240 acres of land upon which 50 million square feet could be developed. The Company is focused on providing unsurpassed tenant satisfaction and adding value to its shareholders through customer driven management, investment, development and redevelopment of warehouse, distribution, light manufacturing buildings and logistics infrastructure. The first major REIT to focus on the industrial property sector, CenterPoint had a total market capitalization of approximately $2.4 billion as of September 30, 2003.

Statements in this release which are not historical may be deemed forward-looking statements under federal securities laws. There can be no assurance that future results will be achieved and actual results could differ materially from forecasts and estimates. Factors that could cause actual results to differ materially are general business and economic conditions, completion of pending acquisitions, competitive market conditions, weather, pricing of debt and equity capital markets and other risks inherent in the real estate business. Such factors and others are listed in the Company’s Form 10-K or 10-Q.

An Investor conference call will be held at 2:00p.m. CT, 3:00p.m. ET on January 22, 2004. It will also be broadcast live on www.centerpoint-prop.com. To listen to the webcast, your computer must have Media Player installed. If you do not have Media Player, the CenterPoint website will have instructions for installing a Media Player at the Pre-event System Test link. An online replay will also be available approximately one hour after the call. A replay of the call will be available after 4:30 p.m. CT on January 22, 2004. The replay number is (888) 266-2081, passcode 375490.

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Accounting Schedule

•      Original Accounting Principle Summarized:  Under the accounting principle originally followed by the Company, all TIF Notes were accounted for as cost reimbursement arrangements.  They were recognized as assets only after collectibility of the receivable had been demonstrated.  Upon recognition of the TIF Notes, the underlying asset cost was decreased and interest income was recorded.  As a result, the Company has recognized earnings indirectly through the increase in gains realized upon the sale of properties subject to recognized TIF Notes.

•      New Accounting Principle Summarized:  The Company has adopted a new accounting principle for instances where the source of real estate taxes is solely owned by the Company.  These CIC TIF Notes will be accounted for as a real estate tax abatement because there is no outside entity helping to fund underlying improvements.  The Company’s investment at CIC at one time encompassed the entirety of the Elwood TIF district.  Accordingly, when the Company accrues real estate taxes for owned parcels at CIC, the Company will record an offsetting abatement in real estate taxes, reflecting the fact that the city of Elwood must refund the Company for such taxes paid.  This reduces the Company’s real estate tax expense and increases net income.  No TIF Notes assets are recognized on properties owned while the Company is the owner of the properties that are the sole source of real estate taxes.  The change will not affect the accounting for the Company’s other two series of TIF Note receivables unrelated to CIC.  In those cases, the Company only owns a portion of a larger TIF district and a change in accounting principle is not required.

•      Accounting for Certain Property Sales:  The change in principle will affect the way the Company accounts for sales of property that it owns in any TIF district where the Company’s owned properties are the sole source of real estate taxes.  When such a sale occurs, a TIF note receivable will be recognized in respect to the property for the present value of anticipated real estate taxes during the TIF period.  This is due to the fact that the Company will no longer pay that portion of the underlying taxes.  Simultaneous with the sale of the property, the underlying asset cost of the sold property is reduced by the amount of the note, increasing the realized gain on the sold property.

•      Accounting for Sales of CIC TIF Notes:  Proceeds from the sale announced today, to the extent that they exceed the Company’s recognized value for the CIC TIF Notes (established when parcels of CIC have been sold to third parties, as discussed above), will be matched by the recognition of a liability on the Company’s books.  This liability represents the Company’s responsibility to pay real estate taxes on owned portions of the CIC, which will in turn be used to service the buyers of the TIF Notes.  This liability will be retired from real estate collections on sold property and will be reduced by the amount of any additional notes booked when CIC property is sold by the Company.

•      Accounting for TIF Liabilities:  Notwithstanding this GAAP treatment, the TIF liability is not intended to reflect a legal obligation of CenterPoint in any respect and will be excluded in determining compliance with the Company’s debt covenants.  The Company expects the sale announced today to result in an initial GAAP TIF liability of approximately $31 million. While interest expense will be recorded for this liability, it will be offset by the reduction in real estate expense, both mandated by the new accounting principles.

- Financial Statements to Follow -

CENTERPOINT PROPERTIES TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31, 2003			June 30, 2003			September 30, 2003
	Reported	Adjustment	As Adjusted	Reported	Adjustment	As Adjusted	Reported	Adjustment	As Adjusted
Assets:
Investment in real estate:
Land	$178,417	$—	$178,417	$179,331	$—	$179,331	$185,143	$—	$185,143
Buildings	777,963		777,963	778,999		778,999	787,277		787,277
Building improvements	134,234		134,234	137,949		137,949	142,049		142,049
Furniture, fixtures, and equipment	23,134		23,134	23,653		23,653	23,943		23,943
Construction in progress	114,279		114,279	110,454	(2,786)	107,668	98,965	(5,431)	93,534
	1,228,027		1,228,027	1,230,386	(2,786)	1,227,600	1,237,377	(5,431)	1,231,946
Less accumulated depreciation	(151,420)		(151,420)	(157,845)		(157,845)	(165,617)		(165,617)
Real estate held for sale, net of depreciation	33,100		33,100	29,848		29,848	14,414		14,414
Net investment in real estate	1,109,707	—	1,109,707	1,102,389	(2,786)	1,099,603	1,086,174	(5,431)	1,080,743

Cash and cash equivalents	3,894		3,894	2,597		2,597	5,693		5,693
Restricted cash	44,245		44,245	40,194		40,194	43,824		43,824
Tenant accounts receivable, net	32,629	437	33,066	34,808	394	35,202	35,823	247	36,070
Mortgage and notes receivable	54,338	9,727	64,065	89,328	11,717	101,045	96,229	13,707	109,936
Investment in and advances to affiliate	33,552		33,552	40,149		40,149	45,409		45,409
Prepaid expenses and other assets	10,652	560	11,212	12,476	1,114	13,590	15,920	1,664	17,584
Deferred expenses, net	15,155		15,155	16,933		16,933	24,062		24,062

	$1,304,172	$10,724	$1,314,896	$1,338,874	$10,439	$1,349,313	$1,353,134	$10,187	$1,363,321

Liabilities and shareholders’ equity
Mortgage notes payable and other debt	$60,612	$—	$60,612	$82,973	$—	$82,973	$70,373	$—	$70,373
Senior unsecured debt	350,000		350,000	350,000		350,000	500,000		500,000
Tax-exempt debt	94,420		94,420	94,420		94,420	94,420		94,420
Line of credit	201,000		201,000	199,700		199,700	139,700		139,700
Preferred dividends payable	1,060		1,060	—		—	—		—
Accounts payable	1,298		1,298	5,116		5,116	4,227		4,227
Accrued expenses	53,593	437	54,030	67,437	394	67,831	66,927	247	67,174
Rents received in advance and security deposits	11,852		11,852	10,415		10,415	11,305		11,305

	773,835	437	774,272	810,061	394	810,455	886,952	247	887,199

Shareholders’ equity:
Preferred equity	119,611		119,611	119,614		119,614	47,668		47,668
Common equity	484,580		484,580	485,955		485,955	488,232		488,232
Retained earnings (deficit)	(52,885)	10,287	(42,598)	(52,873)	10,045	(42,828)	(49,336)	9,940	(39,396)
Other comprehensive loss	(5,676)		(5,676)	(9,122)		(9,122)	(6,181)		(6,181)
Unearned compensation - restricted shares	(15,293)		(15,293)	(14,761)		(14,761)	(14,201)		(14,201)

	530,337	10,287	540,624	528,813	10,045	538,858	466,182	9,940	476,122

	$1,304,172	$10,724	$1,314,896	$1,338,874	$10,439	$1,349,313	$1,353,134	$10,187	$1,363,321

CENTERPOINT PROPERTIES TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31, 2003			Three Months Ended June 30, 2003			Three Months Ended September 30, 2003
	Reported	Adjustment	As Adjusted	Reported	Adjustment	As Adjusted	Reported	Adjustment	As Adjusted
Revenue:
Minimum rents	$27,751	$—	$27,751	$27,712	$—	$27,712	$28,655	$—	$28,655
Straight-line rents	348		348	805		805	1,666		1,666
Expense reimbursements	8,658	234	8,892	8,343	154	8,497	8,418	102	8,520
Mortgage interest income	321		321	369		369	343		343
Real estate fee income	4,101		4,101	2,770		2,770	3,607		3,607

Total revenue	41,179	234	41,413	39,999	154	40,153	42,689	102	42,791

Expenses:
Real estate taxes	8,791	(179)	8,612	8,559	(174)	8,385	8,106	(173)	7,933
Property operating and leasing	6,230		6,230	6,162		6,162	5,648		5,648
General and administrative	1,721		1,721	1,781		1,781	1,785		1,785
Depreciation and amortization	8,724		8,724	8,629		8,629	9,177		9,177
Interest expense:	—		—						—
Interest incurred, net	5,335	(147)	5,188	5,240	(226)	5,014	7,174	(275)	6,899
Amortization of deferred financing costs	943		943	811		811	741		741

Total expenses	31,744	(326)	31,418	31,182	(400)	30,782	32,631	(448)	32,183

Income from continuing operations before income taxes, equity in net income of affiliate and cumulative effect of change in accounting principle	9,435	560	9,995	8,817	554	9,371	10,058	550	10,608

Provision for income taxes (expense) benefit	331		331	(117)		(117)	(1,558)		(1,558)
Equity in net income of affiliate	3		3	705		705	780		780
Income from continuing operations	9,769	560	10,329	9,405	554	9,959	9,280	550	9,830
Discontinued operations:
Gain on sale, net of tax	8,323	3,130	11,453	6,181	(796)	5,385	7,021	(655)	6,366
Income from discontinued operations, net of tax	108		108	625		625	484		484

Income before gain on sale of real estate and cumulative effect of change in accounting principle	18,200	3,690	21,890	16,211	(242)	15,969	16,785	(105)	16,680

Gain on sale of real estate, net of tax	—	—	—	2,915	—	2,915	2,027	—	2,027

Income before cumulative effect of change in accounting principle	18,200	3,690	21,890	19,126	(242)	18,884	18,812	(105)	18,707

Cumulative effect of change in accounting principle	—	6,597	6,597	—		—	—		—

Net Income	18,200	10,287	28,487	19,126	(242)	18,884	18,812	(105)	18,707

Preferred dividends	(2,523)		(2,523)	(4,996)		(4,996)	(1,158)		(1,158)

Net income available to common shareholders	$15,677	$10,287	$25,964	$14,130	$(242)	$13,888	$17,654	$(105)	$17,549

Per share income available to common shareholders from continuing operations
Basic	$0.31	$0.03	$0.34	$0.32	$0.02	$0.34	$0.44	$0.02	$0.46
Diluted	$0.31	$0.02	$0.33	$0.31	$0.02	$0.33	$0.43	$0.02	$0.45

Per share income from discontinued operations
Basic	$0.37	$0.12	$0.49	$0.30	$(0.03)	$0.27	$0.33	$(0.03)	$0.30
Diluted	$0.35	$0.14	$0.49	$0.29	$(0.03)	$0.26	$0.31	$(0.02)	$0.29

Per share income from cumulative effect of change in accounting principle
Basic	$—	$0.29	$0.29	$—	$—	$—	$—	$—	$—
Diluted	$—	$0.28	$0.28	$—	$—	$—	$—	$—	$—

Per share net income available to common shareholders
Basic	$0.68	$0.44	$1.12	$0.62	$(0.01)	$0.61	$0.77	$(0.01)	$0.76
Diluted	$0.66	$0.44	$1.10	$0.60	$(0.01)	$0.59	$0.74	$—	$0.74

Distributions per share	$0.6075		$0.6075	$0.6075		$0.6075	$0.6075		$0.6075

CENTERPOINT PROPERTIES TRUST AND SUBSIDIARIES

FUNDS ANALYSIS (UNAUDITED)

(in thousands, except share data)

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

	Three Months Ended March 31, 2003			Three Months Ended June 30, 2003			Three Months Ended September 30, 2003
	Reported	Adjustment	As Adjusted	Reported	Adjustment	As Adjusted	Reported	Adjustment	As Adjusted
Funds from operations
Net income available to common shareholders	$15,677	$10,287	$25,964	$14,130	$(242)	$13,888	$17,654	$(105)	$17,549
Add back/(deduct):
Depreciation and amortization, net of tax:
Continuing operations	8,442		8,442	8,400		8,400	8,931		8,931
Discontinued operations	112		112	211		211	125		125
Unconsolidated subsidiaries	82		82	124		124	277		277
Accumulated depreciation on sold industrial assets, net of tax	(492)		(492)	(844)		(844)	(679)		(679)
Cumulative effect of change in accounting principle		(6,597)	(6,597)		—	—		—	—

Funds from operations	$23,821	$3,690	$27,511	$22,021	$(242)	$21,779	$26,308	$(105)	$26,203

Funds from operations per share	$1.01	$0.15	$1.16	$0.93	$(0.01)	$0.92	$1.11	$(0.01)	$1.10

Reconciliation of average shares outstanding
Basic Shares - GAAP	23,109,149	23,109,149	23,109,149	22,936,554	22,936,554	22,936,554	23,010,966	23,010,966	23,010,966
Add: Stock options/grants - common share equivalents	577,615	577,615	577,615	682,019	682,019	682,019	746,030	746,030	746,030
Diluted shares - GAAP/FFO	23,686,764	23,686,764	23,686,764	23,618,573	23,618,573	23,618,573	23,756,996	23,756,996	23,756,996

Note:

Funds From Operations (FFO) –  The National Associations of Real Estate Investment Trust (“NAREIT”) defines funds from operations (“FFO”) (April, 2002 White Paper) as net income excluding gains (or losses) from sales of property, plus depreciation and amortization.  NAREIT adds, “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.”  Accordingly, CenterPoint calculates FFO, inclusive of fee income and industrial property sales (net of accumulated depreciation) of the Company and its unconsolidated affiliates.  The Company believes that FFO inclusive of cash gains better reflects recurring funds because the disposition of stabilized properties, and the recycling of capital and profits into new “value added” investments, is fundamental to the company’s business strategy.